UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the Annual and Special Meeting of Shareholders of Mad Catz Interactive, Inc. (the “Company”) held on September 12, 2013, Robert J. Molyneux offered his resignation for consideration by the Board of Directors of the Company in accordance with the Company’s director majority voting policy. Pursuant to the policy, the Board will consider Mr. Molyneux’s offer of resignation in light of all relevant circumstances. The Board will announce the results of its consideration at a future date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual and Special Meeting of Shareholders on September 12, 2013, at which the following matters were considered with the following votes cast:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes

Thomas R. Brown	6,645,870	4,686,548	35,998,070
Robert J. Molyneux	4,626,565	6,705,853	35,998,070
Darren Richardson	8,812,579	2,519,839	35,998,070
William Woodward	6,454,743	4,817,675	35,998,070

Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm and Auditor and the authorization of the Board of Director to approve the Independent Registered Public Accounting Firm and Auditor’s remuneration:

Number of Shares Voted For	Number of Shares Voted Against	Number of Broker Non-Votes

45,658,419	1,672,069	0

Advisory vote to approve the compensation of the Company’s named executive officers for fiscal year ended March 31, 2013:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Number of Broker Non-Votes

6,540,876	3,910,764	880,777	35,998,071

Advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Number of Broker
7,045,546	396,546	2,912,891	35,998,070

Consistent with the votes cast with respect to this matter, the Company’s board of directors has determined to hold an advisory vote on compensation of named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2013	MAD CATZ INTERACTIVE, INC.

	By:	/S/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer